Exhibit 99(c)

Tender Form - CHESS Holders
THIS DOCUMENT IS IMPORTANT. IF YOU DO NOT UNDERSTAND IT YOU SHOULD CONSULT YOUR PROFESSIONAL ADVISER.

Do NOT send your Tender Form to the Westpac Share Registry Send this form to your controlling CHESS participant

Controlling CHESS participant as at 18 May 2004

Shares conferring an entitlement as at 18 May 2004

A

You should refer to the instructions overleaf before completing this form particularly if the number of Shares shown in Box A is 200 or less. I/We offer to sell the following Shares to Westpac at the Tender Price(s) specified and on the terms and conditions set out in the Buy-Back Documents:

			Shares as a FINAL PRICE TENDER	Insert the number of Shares (if any) you
wish to tender as a Final Price Tender.

AND /OR

	+		at $ 14.00 per Share

	+		at $ 14.50 per Share

	+		at $ 15.00 per Share

B

	+		at $ 15.50 per Share

Insert the number of Shares (if any) you
	+		at $ 16.00 per Share	wish to tender next to the price at which
you wish to tender those Shares.

	+		at $ 16.50 per Share

	+		at $ 17.00 per Share

	+		at $ 17.50 per Share

	+		at $ 18.00 per Share

C	=		TOTAL NUMBER OF SHARES TENDERED	Add up all the Shares in each row and write that number in Box C. The total of shares tendered cannot exceed your holding in Box A.

D		Please sign within the boxes below in accordance with instructions overleaf

		Individual OR Sole Director and Sole Company Secretary	Joint Shareholder 2 OR Director/Company Secretary	Joint Shareholder 3 OR Director

		Date: / /	Please give your tender instructions to your controlling CHESS participant
Do not return this form to Westpac’s Share Registry

Tender Form Instructions - CHESS Holders

How to complete the Tender Form

The instructions below are cross-referenced to each section of the Tender Form. Please complete the form in black ink.

A               This is the total number of Shares registered in your name as at 18 May 2004 that confer an entitlement to participate in the Buy-Back.

B                 Section B allows you to choose (subject to the following instructions) whether you Tender your Shares as a Final Price Tender and/or at specified prices.

•                  If the number of Shares shown in Box A is 200 or less, you must tender all of the Shares either as a Final Price Tender, or at one of the specified prices. You cannot tender different parcels of Shares at different Tender Prices.

•                  If the number of Shares shown in Box A is more than 200, you may tender different parcels of Shares at different Tender Prices. For example, you may tender some Shares shown in Box A as a Final Price Tender, some Shares at the specified price of say, $14.50, and some Shares at the specified price of, say $15.50. Each parcel of Shares tendered at a different Tender Price is a separate Tender.

C                 You must add up the number of Shares inserted in Box B and write the total number in Box C. This total number must not exceed the number of Shares shown in Box A.

D               Sign and date the Tender Form at Box D.  By signing and returning this Tender Form you acknowledge that you have read and understood the Buy-Back Documents and that the Tender(s) specified on this Tender Form are offers to sell the tendered shares to Westpac at the Tender Price(s) specified and on the terms and conditions set out in the Buy-Back Documents.

Joint shareholders - all holders must sign.

Under power of attorney - where this form is signed under power of attorney, the attorney declares that the attorney has no notice of revocation of the power or the death of the donor of the power.  Contact your controlling participant for any additional documentation required by them.

Deceased estate - all executors should sign.  Contact your controlling participant for any additional documentation required by them.

Company - this form must be signed by 2 directors, a director and company secretary or, in the case of a company with a sole director who is also the sole company secretary, the sole director.

Submitting your Tender Form

Do not send your Tender Form to the Westpac Share Registry

You need to ensure that your controlling participant (normally your broker) receives your Tender instructions in sufficient time for them to process your tender no later than 7.00 pm (Sydney time) on Friday, 18 June 2004.  The name of the controlling participant who manages your CHESS holding as at 18 May 2004 is preprinted on the front of this Tender Form.

If you require further information on how to complete this form please contact the Westpac Buy-Back enquiry line on 1800 804 255 (within Australia) or +61 2 8280 7070 (from outside Australia).